EXHIBIT 99.1

BALLY TOTAL FITNESS
8700 West Bryn Mawr Avenue
Chicago, IL 60631
www.BallyFitness.com
Jon Harris - Tel. (773) 864-6850

FOR IMMEDIATE RELEASE

BALLY TOTAL FITNESS TO HOLD INVESTOR CONFERENCE CALL ON
APRIL 12, 2005

Company Amends Its Credit Agreement and Secures Waiver

CHICAGO, April 5, 2005 – Bally Total Fitness Holding Corporation (NYSE:BFT), North America’s leader of health and fitness products and services, today announced it will host a teleconference call for investors and members of the financial community on Tuesday, April 12, 2005 at 4:00 p.m., Central Standard Time. The purpose of this call will be to provide investors with a financial and operational update. In order to participate, please dial (877) 209-0397, international (612) 332-1025, at least 15 minutes before the start of the call and use ID Code “Bally Total Fitness”. The call will also be webcast at Bally’s website, www.ballyfitness.com. An archived version of the call will be available until April 27, 2005.

Amended Credit Agreement

Bally Total Fitness announced that it has secured an amendment and waiver to its existing credit agreement with its revolving credit and term loan lenders. The amendment provides the Company with additional covenant flexibility by exempting from the calculation of various financial covenants certain costs incurred by Bally Total Fitness in connection with the SEC and Department of Justice investigations and other matters. The amendment also waives certain technical defaults, which generally relate to delivery of financial information and perfection of leasehold mortgages. A copy of the amendment and waiver will be included in a Current Report on Form 8-K to be filed by the Company today.

About Bally Total Fitness

Bally Total Fitness is the largest and only nationwide commercial operator of fitness centers, with approximately four million members and 440 facilities located in 29 states, Mexico, Canada, Korea, China and the Caribbean under the Bally Total Fitness(R), Crunch Fitness(SM), Gorilla Sports(SM), Pinnacle Fitness(R), Bally Sports Clubs(R) and Sports Clubs of Canada(R) brands. With an estimated 150 million annual visits to its clubs, Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers.

Forward-looking statements in this release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: the outcome of the SEC and Department of Justice investigations and Bally’s internal investigation, including review and restatement of its previously announced or filed financial results; the audit of the restated financial statements; the identification of one or more other issues that require restatement of one or more prior period financial statements; the communication by Bally’s management and independent auditors of the existence of material weaknesses in internal controls over financial reporting; general economic and business conditions; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; acceptance of new product and service offerings; changes in business strategy or plans; quality of management; availability, terms, and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations; regional weather conditions and other factors described in prior filings of the Company with the Securities and Exchange Commission.

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